UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 19, 2017
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER MATTERS

On April 19, 2017, Canadian Pacific Railway Limited (the “Company”) issued a press release announcing that the Company has ratified a five-year labour agreement with the United Steelworkers (USW) Local 1976 covering approximately 600 administrative support and intermodal employees in Canada.

A copy of the Company’s press release, announcing that the five-year labour agreement with United Steelworkers (USW) Local 1976 covering approximately 600 administrative support and intermodal employees in Canada has been ratified, is attached as Exhibit 99.1 to this current report on Form 8-K.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
Exhibit 99.1
Press Release dated April 19, 2017 announcing a five-year labour agreement with United Steelworkers (USW) Local 1976 covering approximately 600 administrative support and intermodal employees in Canada has been ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2017

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Scott Cedergren
		Name:	Scott Cedergren
		Title:	Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1
Press Release dated April 19, 2017 announcing a five-year labour agreement with United Steelworkers (USW) Local 1976 covering approximately 600 administrative support and intermodal employees in Canada has been ratified.